                                   EXHIBIT 3
                                   ---------

                      EXECUTIVE OFFICERS AND DIRECTORS OF
                           MSDW OIP INVESTORS, INC.

The names of the Directors and the names and titles of the Executive Officers of MSDW OIP Investors, Inc. ("OIP") are set forth below. The principal occupation
                           ---
for each of the persons listed below is an officer of Morgan Stanley & Co. Incorporated. If no address is given, the Director's or Executive Officer's business address is that of Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036. Unless otherwise indicated, each title set forth opposite an individual's name refers to OIP and each individual is a United States citizen.

   DIRECTORS                                      Title

   Tarek F. Abdel-Meguid                          Directors
   G. Andrea Botta                                Director
   Keith B. Hennessey                             Director
   Michael S. Zuckert                             Director

   OFFICERS                                       Title

   Tarek F. Abdel-Meguid                          Chairman of the Board
   G. Andrea Botta                                President
   Debra M. Aaron                                 Vice President
   Lisa A. Butler                                 Vice President
   Stacie A. Cerza                                Vice President
   Pietro Cinquegrana                             Vice President
   Thomas A. Clayton                              Vice President
   Keith B. Hennessey                             Vice President
   James T. Keane                                 Vice President
   Gavin L. MacDonald                             Vice President
   Alyssa K. Mocco                                Vice President
   Louis A. Palladino, Jr.                        Vice President
   Bruce R. Sandberg                              Vice President
   James M. Wilmott                               Vice President
   Michael S. Zuckert                             Vice President
   Martin M. Cohen                                Vice President and Secretary
   Alexander C. Frank                             Treasurer